UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
   PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES AND EXCHANGE ACT OF 1934

         Date of Report (Date of earliest reported): September 28, 2004

                                AUTOCARBON, INC.
                ------------------------------------------------
               (Exact name of registrant as specified in charter)

         Delaware                  005-78248                     33-0976805
----------------------------       ---------                 ------------------
(State or other jurisdiction      (Commission                  (IRS Employer
     of incorporation)            File Number)               Identification No.)

      126 E. 83rd Street, Suite 2F, New York, NY                   10028
      -----------------------------------------                   -----
     (Address of principal executive offices)                    (Zip Code)

        Registrant's telephone number, including area code (212) 717-4254
                                                           --------------

      136-M Tenth Street, Ramona California                       92065
      ----------------------------------------------         ----------------
     (Former Address of principal executive offices)         (Former Zip Code)

Item 4. Changes in Registrant's Certifying Accountant.


                               CHANGE OF AUDITOR

Effective September 28, 2004 Autocarbon accepted the resignation of its prior certifying accountant, Aaron Stein and retained as its new certifying accountant, Russell Brennan. Aaron Stein's reports on Autocarbon's financial statements for Auotcarbon's last two fiscal years contained no adverse opinion or a disclaimer of opinion, and were not qualified as to uncertainty, audit scope or accounting principles. The decision to change accountants was approved by Autocarbon's Board of Directors.

During Autocarbon's last two fiscal years, there have been no disagreements between Autocarbon and Aaron Stein on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Aaron Stein, would have caused them to make a reference to the subject matter of the disagreements in connection with its reports. A letter from Aaron Stein is attached as Exhibit 16 to this Form 8-K.

Effective September 28, 2004 Atocarbon engaged Russell Brennan as its principal accountant. During the two most recent fiscal years and subsequent interim periods before such engagement date, Autocarbon did not consult Russell Brennan regarding any of the matters or events set forth in Item 304 (a)(2)(i) and (ii) of Regulation S-K.


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           AUTOCARBON, INC.

Date:  September 28, 2004                  /s/ Simon Thurlow
                                           -------------------------------------
                                           Simon Thurlow, President